EXHIBIT N

MML SERIES INVESTMENT FUND
RULE 18F-3 PLAN

MML SERIES INVESTMENT FUND
FORM OF RULE 18f-3 PLAN

Adopted February 14, 2000

Introduction

        MML Series Investment Fund (the “Trust”) is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. Massachusetts Mutual Life Insurance Company (the “Adviser”) is a mutual life insurance company organized under Massachusetts law. The Trust consists of eleven separate, authorized series and may add additional series from time to time in the future (the “Funds”), each of which has and will have separate investment objectives. Upon the Effective Date of this Rule 18f-3 Plan, one Fund, MML Equity Index Fund, will have three (3) classes of shares—Class I, Class II and Class III. The Trustees, may, from time to time, amend this Rule 18f-3 Plan to make this Rule 18f-3 Plan applicable to one or more other Funds, or to additional classes of shares to one or more of the Funds.

        This plan is prepared, and is being adopted by the Board of Trustees, pursuant to the requirements of Rule 18f-3 under the 1940 Act (the “Rule 18f-3 Plan”).

Description of Classes

        Class I.    Class I shares are available to separate investment accounts of the Adviser and life insurance company affiliates of the Adviser which are used in connection with the purchase of individual variable annuity contracts issued by the Adviser or by its life insurance company affiliates (“Variable Annuity Separate Accounts”). Interests in the Variable Annuity Separate Accounts may be offered in connection with (i) “qualified” annuity contracts—that is, they are issued to investors that receive favorable tax treatment, such as defined contribution plans and defined benefit plans under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), tax sheltered annuity plans under Code Section 403(b), individual retirement annuities under Code Section 408(b) or SIMPLE IRAs under Code Section 408(p), deferred compensation plans of non-profit organizations and state and local governments under Code Section 457; and (ii) “non-qualified” contracts —that is, contracts in which investors do not receive favorable tax treatment other than through the purchase of the variable annuity contract.

        Class II.    Class II shares are available to separate investment accounts of the Adviser and life insurance company affiliates of the Adviser which are used in connection with the purchase of individual or group variable life insurance contracts issued by the Adviser or its life insurance affiliates (“Variable Life Separate Investment Accounts”). Purchasers of individual or group variable life insurance receive favorable tax treatment with respect to the “inside build-up” of the policy—that is, the earnings and other gains under the life insurance contract.

        Class III.    Class II shares are available only in connection with privately offered separate investment accounts of the Adviser and life insurance company affiliates of the Adviser which are used in connection with the purchase of individual or group variable life insurance contracts issued by the Adviser or its life insurance affiliates (“Privately Offered Variable Life Separate Investment Accounts”).

Distribution and Servicing Arrangements

        Class I.    Class I shares are sold only to Variable Annuity Separate Accounts. As described above under “Description of the Classes”, interests in the Variable Annuity Separate Accounts may be offered in connection with (i) “qualified” annuity contracts—that is, the contracts are issued to investors that receive favorable tax treatment, such as defined contribution plans and defined benefit plans under Code Section 401(a), tax sheltered annuity plans under Code Section 403(b), individual retirement annuities under Code Section 408(b) or SIMPLE IRAs under Code Section 408(p), deferred compensation plans of non-profit organizations and state and local governments under Code Section 457; and (ii) “non-qualified” contracts. Variable annuity contracts issued by the Adviser or its life insurance affiliates may only be sold by persons who are licensed and appointed by the Adviser or its life insurance affiliates as agents or brokers. Variable annuity contracts issued by the Adviser or its life insurance affiliates are distributed by MML Distributors, LLC (“Distributors”) and co-underwritten by MML Investors Services, Inc. (“MMLISI”). Variable annuity contracts issued by the Adviser or its life insurance agents may only be sold by such agents or brokers who are registered representatives of broker-dealers, including MMLISI, that have selling agreements with the Adviser or its life insurance affiliates. Class I shares of the Fund are offered at net asset value without a front-end or contingent deferred sales charge, although the variable annuity contracts may impose a front-end or contingent deferred sales charge.

        Class II.    Class II shares are sold only to Variable Life Separate Accounts. As described above under “Description of the Classes”, interests in the Variable Life Separate Accounts are used only in connection with the purchase of individual or group variable life insurance contracts issued by the Adviser or its life insurance affiliates. Variable life insurance contracts issued by the Adviser or its life insurance affiliates may only be sold by persons who are licensed and appointed by the Adviser or its life insurance affiliates as agents or brokers. Variable life insurance contracts issued by the Adviser or its life insurance affiliates are distributed by Distributors and co-underwritten by MMLISI. Variable life insurance contracts issued by the Adviser or its life insurance agents may only be sold by such agents or brokers who are registered representatives of broker-dealers, including MMLISI, that have selling agreements with the Adviser or its life insurance affiliates. Class II shares of the Fund are offered at net asset value without a front-end or contingent deferred sales charge, although the variable life insurance contracts may impose a front-end or contingent deferred sales charge.

        Class III.    Class III shares are sold only to Privately Offered Variable Life Separate Accounts. As described above under “Description of the Classes”, interests in the Privately Offered Variable Life Separate Accounts are used only in connection with the purchase of individual or group variable life insurance contracts issued by the Adviser or its life insurance affiliates. Variable life insurance contracts issued by the Adviser or its life insurance affiliates may only be sold by persons who are licensed and appointed by the Adviser or its life insurance affiliates as agents or brokers. Class III shares of the Fund are offered at net asset value without a front-end or contingent deferred sales charge, although the variable life insurance contracts may impose a front-end or contingent deferred sales charge.

Distribution and Servicing Arrangements—Fees

        None of the Funds has currently adopted with respect to either class of shares a distribution or service plan pursuant to Rule 12b-1 under the 1940 Act (a “Plan”).

Administrative Arrangements

        The Adviser has entered into an Investment Advisory Contract with the Trust on behalf of each Fund, other than the MML Equity Index Fund, pursuant to which the Adviser provides investment advisory, administrative and shareholder services with respect to the Funds. The Trust, on behalf of each Fund other than the MML Equity Index Fund, pays the Adviser a monthly fee for the advisory and administrative services performed at an annual rate of the average daily net assets of the applicable Fund.

        The Adviser has entered into a separate Administrative and Shareholder Services Agreement for the MML Equity Index Fund pursuant to which the Adviser is separately compensated for administrative and shareholder services rendered and expenses incurred by it in the rendering of such services to such Fund and for the cost of bearing some Class expenses, such as Federal and state registration fees, printing and postage. It is anticipated that the Adviser will provide greater services with respect to Class I shares sold to the Variable Annuity Separate Accounts in connection with variable annuity contracts issued by the Adviser and its life insurance affiliates, moderate services with respect to Class II shares sold to the Variable Life Separate Accounts in connection with variable life contracts issued by the Adviser and its life insurance affiliates, and minimal services with respect to the Class III shares sold to the Privately Offered Variable Life Separate Accounts.

        In addition to the advisory fees the Adviser will receive from the Trust on behalf of the MML Equity Index Fund under its Investment Advisory Agreement, the Trust, on behalf of the MML Equity Index Fund, pays the Adviser a monthly fee for the services performed at an annual rate of the average daily net assets of the applicable class of shares of the MML Equity Index Fund as set forth in the current Prospectus and/or SAI. The administrative services fee is an Identifiable Class Expense.

Administrative Arrangements—Fees

        As discussed above under “Administrative Arrangements”, the Adviser receives a monthly fee for the advisory and administrative services performed at an annual rate of the average daily net assets of each Fund other than the MML Equity Index Fund, as set forth in the current Prospectus and/or SAI.

        With regard to the MML Equity Index Fund, each Class shall bear an administrative and shareholder service fee as set forth in the Fund’s Administrative and Shareholder Services Agreement. The fees will vary between Class I, Class II and Class III:

        Class I.    Class I shares of the MML Equity Index Fund will bear an annual administrative and shareholder service fee not to exceed .30%.

        Class II.    Class II shares of the MML Equity Index Fund will bear an annual administrative and shareholder service fee not to exceed .19%.

        Class III.    Class III shares of the MML Equity Index Fund will bear an annual administrative and shareholder service fee not to exceed .05%.

Voting and Other Rights and Obligations

        Because Fund shares are only purchased by Variable Annuity Separate Accounts, Variable Life Separate Accounts and/or Privately Offered Variable Life Separate Accounts in connection with the issuance of variable annuity and/or variable life insurance contracts issued by the Adviser or its life insurance affiliates, the Variable Annuity Separate Accounts, Variable Life Separate Accounts and Privately Offered Variable Life Separate Accounts are deemed to provide to their variable annuity or variable life insurance contractholders “pass-through” voting with respect to the shares of the Funds owned by the Variable Annuity Separate Accounts, Variable Life Separate Accounts and Privately Offered Variable Life Separate Accounts, as the case may be.

        With respect to all Funds other than the MML Equity Index Fund, all shares (and therefore all variable annuity and/or variable life insurance contractholders) have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that: [discuss different voting rights re variable annuity contractholders and variable life contractholders]. In addition, Variable Annuity Separate Accounts, Variable Life Separate Accounts and Privately Offered Variable Life Separate Accounts have different exchange provisions with respect to purchases or redemptions of shares of MML Equity Index Fund, as described below under “Exchange Privileges”.

        Each share of the MML Equity Index Fund, regardless of class, will have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that:

(a)	each class will have a different class designation;

(b)	each class offered in connection with a Rule 12b-1 Plan, if applicable, will bear the expense of the payments that would be made pursuant to such Rule 12b-1 Plan;

(c)
each class will also bear certain other expenses that are directly attributable only to the class (the “Identifiable Class Expenses,” as described in more detail under “Allocation of Fund Expenses—Identifiable Class Expenses”);

(d)
only the holders of the shares of the appropriate class involved will be entitled to vote on matters pertaining to a Rule 12b-1 Plan relating to such class (e.g., the adoption, amendment or termination of a Rule 12b-1 Plan), if applicable, in accordance with the requirements and procedures set forth in Rule 12b-1;

(e)	each class will have separate voting rights on any matter submitted to shareholders in which the interest of one class differs from the interest of any other class; and

(f)	each class will have different exchange privileges described below.

        Dividends paid by the MML Equity Index Fund with respect to each class of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day and will be in the same amount, except that any Identifiable Class Expenses may be borne by the applicable class of shares.

Allocation of Fund Expenses

        Unattributed Expenses.    All expenses of the Trust that cannot be attributed directly to any one Fund will be allocated to each Fund based on the relative net assets of such Fund.

        All expenses of the MML Equity Index Fund that cannot be allocated to any one particular class will be allocated to each class based on the relative net assets of such class. An independent expert has previously reviewed the methodology and procedures of the Adviser to be used in connection with respect to the proper allocation of expenses between Class I, Class II and Class III shares of the MML Equity Index Fund. The methodology and procedures for allocating expenses were originally implemented by the Adviser, and reviewed by the independent expert, in connection with the MassMutual Institutional Funds, another open-end registered series investment company for which the Adviser serves as investment adviser and which has adopted a multi-class arrangement under Rule 18f-3 under the Act. The expert previously rendered a report that demonstrates that the methodology and procedures are adequate to ensure that such allocations will be made in an appropriate manner, subject to the conditions and limitations in the report. The procedures to be used in connection with allocating expenses between Class I, Class II and Class III shares of the MML Equity Index Fund are the same as those reviewed by the independent expert in connection with the MassMutual Institutional Funds multi-class arrangement, as that arrangement has been modified and restated from time to time.

        Identifiable Class Expenses.    Identifiable Class Expenses will be allocated to either Class I, Class II or Class III shares of the MML Equity Index Fund and are limited to:

(a)	transfer agency fees attributable to the specific class of shares;

(b)	printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of the specific class;

(c)	Blue Sky registration fees incurred by a class of shares;

(d)	SEC registration fees incurred by a class of shares;

(e)	shareholder and administrative service fees payable under the Fund’s respective administrative service agreement or shareholder service agreement, as applicable; and

(f)
any other incremental expenses subsequently identified that should be properly allocated to one class which shall be approved by the Board and is consistent with Rule 18f-3 and any SEC interpretations thereof.

Waivers and Reimbursements of Expenses

        The Adviser may choose to reimburse or waive the Identifiable Class Expenses of one or both classes of shares of the MML Equity Index Fund on a voluntary, temporary basis. The amount of such expenses waived or reimbursed by the Adviser may vary from class to class. In addition, the Adviser may waive or reimburse expenses attributable to the Trust generally and/or expenses attributable to a Fund other than the MML Equity Index Fund but only if the same proportionate amount of such expenses are waived or reimbursed among all shareholders. The Adviser may waive or reimburse expenses attributable to the MML Equity Index Fund (with or without a waiver or reimbursement of Identifiable Class Expenses) but only if the same proportionate amount of such expenses are waived or reimbursed for each class of the MML Equity Index Fund. Thus, any expenses attributable to the Trust generally that are waived or reimbursed would be credited to all shareholders with respect to all Funds other than the MML Equity Index Fund and to each class of the MML Equity Index Fund based on the relative net assets of the classes.

        Similarly, any expenses attributable to a Fund (other than the MML Equity Index Fund) that are waived or reimbursed would be credited to all shareholders of such Fund, and any expenses attributable to the MML Equity Index Fund that are waived or reimbursed would be credited to each class of that Fund according to the relative net assets of the classes. The Adviser’s flexibility to waive expenses may be subject to tax considerations.

Conversion Provisions

        There is currently no conversion provision with respect to shares of any of the Funds, other than the MML Equity Index Fund. On the Effective Date of this Rule 18f-3 Plan, shares of MML Equity Index Fund owned by Variable Annuity Separate Accounts will be redesignated Class I shares of MML Equity Index Fund, and MML Equity Index Fund will have available for offering Class II and Class III shares. Class I, Class II and Class III shares of the MML Equity Index Fund do not have a conversion feature.

Exchange Provisions

        Class I.    Shareholders of Class I shares of the MML Equity Index Fund will generally be entitled to exchange those shares at net asset value for the existing single class of shares of any other Fund. Variable Annuity Separate Account shareholders of shares of any Fund other than MML Equity Index Fund will generally be entitled to exchange those shares at net asset value for Class I shares of MML Equity Index Fund.

        Class II.    Shareholders of Class II shares of the MML Equity Index Fund will generally be entitled to exchange those shares at net asset value for the existing single class of shares of any other Fund. Variable Life Separate Account shareholders of shares of any Fund other than MML Equity Index Fund will generally be entitled to exchange those shares at net asset value for Class II shares of MML Equity Index Fund.

        Class III.    Shareholders of Class III shares of the MML Equity Index Fund will generally be entitled to exchange those shares at net asset value for the existing single class of shares of any other Fund. Privately Offered Variable Life Separate Account shareholders of shares of any Fund other than MML Equity Index Fund will generally be entitled to exchange those shares at net asset value for Class III shares of MML Equity Index Fund.

Effective Date

        This Rule 18f-3 Plan shall become effective on May 1, 2000.